                                                                    EXHIBIT 10.6


           RENEWAL, EXTENSION, AND FIRST AMENDMENT TO LOAN AGREEMENT

         THIS RENEWAL, EXTENSION, AND FIRST AMENDMENT TO LOAN AGREEMENT (this "AMENDMENT") is entered into to be effective as of June 15, 1998, between INET, INC., a Texas corporation ("BORROWER"), and NATIONSBANK, N.A., a national banking association, successor in interest by merger to NationsBank of Texas, N.A. ("LENDER").

                                 R E C I T A L S

         1. Borrower and Lender are parties to that certain Loan Agreement (as renewed, extended, and amended, the "LOAN AGREEMENT") dated as of June 26, 1997 providing for a revolving credit and letter of credit facility in the amount of $10,000,000.00.

         2. The parties hereto desire to amend the Loan Agreement subject to the terms and conditions set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

         1.   TERMS AND REFERENCES. Unless otherwise stated in this Amendment
(a) terms defined in the Loan Agreement have the same meanings when used in this Amendment, and (b) references to "Sections" are to the Loan Agreement's sections.

         2.   AMENDMENTS TO THE LOAN AGREEMENT.

         (a) SECTION 1 of the Loan Agreement is hereby amended to delete the definitions of "MAXIMUM RATE" and "TERMINATION DATE" in their entirety and to replace such definitions with the following:

              "MAXIMUM RATE" means the highest non-usurious rate of interest (if any) permitted from day to day by applicable law. Lender hereby notifies and discloses to Borrower that, for purposes of Tex. Rev. Civ. Stat. Ann. art. 5069-1D.001 (codified in the Texas Finance Code Section 303.001), as it may from time to time be amended, the "applicable ceiling" shall be the "weekly ceiling" from time to time in effect as limited by article 5069-1D.009 (codified in the Texas Finance Code
         Section 303.305); provided, however, that to the extent permitted by applicable law, Lender reserves the right to change the "applicable ceiling" from time to time by further notice and disclosure to Borrower.

              "TERMINATION DATE" means the earlier of (a) June 15, 2000, or (b) the date Lender's commitment to fund advances hereunder is terminated pursuant to SECTION 7.

         (b) SECTION 2 of the Loan Agreement is hereby delete SUBSECTION C, in its entirety and replace such SUBSECTION with the following:

              C. USAGE FEE. Borrower shall pay hereafter on September 30, 1997 and on the last day of each December, March, June, and September for the period from and including the date the Line was established to and including the maturity date of the Line, a usage fee at a rate per annum of one-eighth of one percent (1/8%) of the average daily unused portion of the Line during





RENEWAL, EXTENSION, AND

FIRST AMENDMENT TO LOAN AGREEMENT
         such period. Borrower may at any time upon written notice to Bank permanently reduce the amount of the Line at which time the obligation of Borrower to pay a usage fee shall thereupon correspondingly be reduced.

         (c) SECTION 2.D. of the Loan Agreement is hereby amended to delete SUBSECTION iii. in its entirety and replace such subsection with the following:

              iii. Borrower shall pay to Bank a fee for each Letter of Credit, payable in installments in advance, so long as such Letter of Credit remains outstanding. Such installments shall be paid commencing on the date of issuance of the applicable Letter of Credit, for the period from and including such date to but excluding the next quarterly payment date (as hereinafter specified), and thereafter on each March 31, June 30, September 30, and December 31, for the period from and including such quarterly payment date to but excluding the next quarterly payment date or (if earlier) the expiry date of such Letter of Credit. Each such installment shall be paid in an amount equal to the product of (A) the face amount of such Letter of Credit, multiplied by (B) one percent (1%) per annum and prorated for the period for which such installment is due.

         (d) SECTION 4.A. of the Loan Agreement is hereby amended to delete SUBSECTIONS iv. and v. in their entirety and replace such SUBSECTIONS with the following:

              iv. Furnish to Bank promptly such additional information, reports and statements respecting the business operations and financial condition of any Company from time-to-time, as Bank may reasonably request.

         (e) SECTION 5 of the Loan Agreement is hereby amended to delete SUBSECTIONS J. and K. in their entirety and replace such SUBSECTIONS with the following:

              J. CERTAIN TRANSACTIONS. Enter into any transaction with, transfer any assets to, or pay any management fees to any Affiliate; provided, however, that each Obligor may enter into transactions with Affiliates upon terms not less favorable to such Obligor than would be obtainable at the time in comparable, arms-length transactions with Persons other than Affiliates.

         3. RENEWAL NOTE. Borrower shall execute a Renewal Promissory Note dated effective as of June 15, 1998, and payable to the order of Lender in the original principal amount of $10,000,000.00 (the "RENEWAL NOTE"), which Renewal
Note is in renewal, extension, modification, and amendment, and not extinguishment, of the Note.



         4.   AMENDMENTS TO OTHER LOAN DOCUMENTS.

         (a) All references in the Loan Documents to the Loan Agreement shall henceforth include references to the Loan Agreement, as modified and amended hereby, and as may, from time to time, be further amended, modified, extended, renewed, and/or increased. All references in the Loan Documents to the Note shall henceforth include references to the Renewal Note as such Renewal Note may, from time to time, be further amended, modified, extended, renewed, and/or increased.

         (b) Any and all of the terms and provisions of the Loan Documents are hereby amended and modified wherever necessary, even though not specifically addressed herein, so as to conform to the amendments and modifications set forth herein.

RENEWAL, EXTENSION, AND

FIRST AMENDMENT TO LOAN AGREEMENT
                                      - 2 -

         5. RATIFICATIONS. Borrower (a) ratifies and confirms all provisions of the Loan Documents as amended by this Amendment and the Renewal Note, (b) ratifies and confirms that all guaranties, assurances, and liens granted, conveyed, or assigned to Lender under the Loan Documents are not released, reduced, or otherwise adversely affected by this Amendment and the Renewal Note and continue to guarantee, assure, and secure full payment and performance of the present and future Loans, and (c) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents, and certificates as Lender may request in order to create, perfect, preserve, and protect those guaranties, assurances, and liens.

         6. REPRESENTATIONS. Borrower represents and warrants to Lender that as of the date of this Amendment: (a) this Amendment, the Renewal Note, and the other Loan Documents to be delivered under this Amendment have been duly authorized, executed, and delivered by Borrower and each Guarantor; (b) no action of, or filing with, any governmental authority is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance by Borrower or the Guarantors of this Amendment and the Renewal Note; (c) the Loan Documents, as amended by this Amendment and the Renewal
Note, are valid and binding upon Borrower and each Guarantor and are enforceable against Borrower and each Guarantor in accordance with their respective terms;
(d) the execution, delivery, and performance by Borrower and each Guarantor of this Amendment and the Renewal Note do not require the consent of any other person and do not and will not constitute a violation of any laws, agreements, or understandings to which Borrower or any Guarantor is a party or by which Borrower or any Guarantor is bound; (e) all representations and warranties in the Loan Documents are true and correct in all material respects except to the extent that (i) any of them speak to a different specific date, or (ii) the facts on which any of them were based have been changed by transactions contemplated or permitted by the Loan Agreement; and (f) after giving effect to this Amendment and the Renewal Note, no Potential Default or Event of Default exists.

         7. CONTINUED EFFECT. Except to the extent amended hereby, all terms, provisions and conditions of the Loan Agreement and the other Loan Documents, and all documents executed in connection therewith, shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.

         8. CONDITIONS PRECEDENT. This Amendment and the Renewal Note shall not be effective unless and until: (a) Lender receives counterparts of this Amendment and the Renewal Note executed by each party listed below; (b) the representations and warranties in this Amendment are true and correct in all material respects on and as of the date of this Amendment; and (c) Lender receives an officer's certificate executed by an authorized officer of Borrower, certifying to (i) the resolutions adopted by its board of directors authorizing the transactions contemplated by this Amendment, (ii) incumbency of officers of Borrower, and (iii) changes in Borrower's articles of incorporation and bylaws, if any, since June 26, 1997.

         9. MISCELLANEOUS. Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Amendment must be construed--and its performance enforced -- under Texas law, (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, and (e) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

RENEWAL, EXTENSION, AND

FIRST AMENDMENT TO LOAN AGREEMENT

         10. ENTIRETIES. THE LOAN AGREEMENT AS AMENDED BY THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES ABOUT THE SUBJECT MATTER OF THE LOAN AGREEMENT AS AMENDED BY THIS AMENDMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         11. PARTIES. This Amendment binds and inures to Borrower and Lender, and their respective successors and permitted assigns.

     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES TO FOLLOW]





RENEWAL, EXTENSION, AND

FIRST AMENDMENT TO LOAN AGREEMENT

EXECUTED as of the date first stated above.


                                      BORROWER:

                                      INET, INC., a Texas corporation


                                      By: /s/ WILLIAM MINA
                                         --------------------------------
                                           Name:  William Mina
                                                -------------------------
                                           Title: Senior Vice President
                                                 ------------------------


                                      LENDER:

                                      NATIONSBANK, N.A., a national banking
                                      association, successor in interest
                                      by merger to NationsBank of Texas, N.A.

                                      By:   /s/ RUSSELL P. HARTSFIELD
                                           ----------------------------------
                                           Russell P. Hartsfield
                                           Senior Vice President

RENEWAL, EXTENSION, AND

FIRST AMENDMENT TO LOAN AGREEMENT

         To induce Lender to enter into this Amendment and the Renewal Note, each of the undersigned jointly and severally (a) consent and agree to this Amendment's and the Renewal Note's execution and delivery, (b) ratify and confirm that all guaranties, assurances, and liens granted, conveyed, or assigned to Lender under the Loan Documents are not released, diminished, impaired, reduced, or otherwise adversely affected by this Amendment or the Renewal Note and continue to guarantee, assure, and secure the full payment and performance of all present and future Loans, (c) agree to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional guaranties, assignments, security agreements, deeds of trust, mortgages, and other agreements, documents, instruments, and certificates as Lender may reasonably deem necessary or appropriate in order to create, perfect, preserve, and protect those guaranties, assurances, and liens, and (d) waive notice of acceptance of this consent and agreement, which consent and agreement binds the undersigned and their successors and permitted assigns and inures to Lender and their respective successors and permitted assigns.


                                        INET FOREIGN SALES CORPORATION, a
                                        corporation organized under the law of
                                        Barbados


                                        By:   /s/ MARK A. WEINZIERL
                                             -----------------------------------
                                             Name: Mark A. Weinzierl
                                                  ------------------------------
                                             Title: Director
                                                   -----------------------------


                                        INET GLOBAL, LTD., a corporation
                                        organized under the law of Barbados


                                        By:   /s/ MARK A. WEINZIERL
                                             -----------------------------------
                                             Name: Mark A. Weinzierl
                                                  ------------------------------
                                             Title: Director
                                                   -----------------------------

RENEWAL, EXTENSION, AND

FIRST AMENDMENT TO LOAN AGREEMENT

                            RENEWAL PROMISSORY NOTE

$ 10,000,000.00                  Dallas, Texas               As of June 15, 1998

         FOR VALUE RECEIVED, the undersigned, INET, INC., a Texas corporation ("MAKER") hereby unconditionally promises to pay to the order of NATIONSBANK, N.A., a national banking, association, successor in interest by merger to NationsBank of Texas, N.A ("PAYEE"), at 901 Main Street, P.O. Box 831000, Dallas, Texas 75283-1000 or at such other address given to Maker by Payee, the principal sum of TEN MILLION AND 00/100 DOLLARS ($10,000,000.00), or so much thereof as shall be advanced prior to maturity, in lawful money of the United States of America, together with interest (calculated on the basis of a 360-day year) on the unpaid principal balance from day to day outstanding, computed from the date of advance until maturity at the rates per annum provided below.

         1. CERTAIN DEFINITIONS. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Loan Agreement (defined below). In addition, as used herein, the following terms shall have the respective meanings assigned to such term:

         "ADJUSTED EURODOLLAR RATE" means, for any Eurodollar Borrowing for any Interest Period therefor, the rate per annum, (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the quotient obtained by dividing (a) the Eurodollar Rate for such Eurodollar Borrowing for such Interest Period by (b) one (1) minus the Reserve Requirement for such Eurodollar Borrowing for such Interest Period.

         "APPLICABLE LENDING OFFICE" means, for Payee and for each Eurodollar Borrowing, the "LENDING OFFICE" of Payee (or of an affiliate of Payee) designated for such Eurodollar Borrowing as Payee may from time to time specify to Maker by written notice in accordance with the terms hereof as the office by which its Eurodollar Borrowings are to be made and maintained.

         "APPLICABLE MARGIN" means the interest margin over the Base Rate or the Adjusted Eurodollar Rate, as the case may be, based upon the ratio of (a) Total Funded Indebtedness to (b) EBITDA as of and for the most recent four (4) quarter period ending on or before the date of determination, set forth opposite such ratio below:

                 =======================================================================================
                           RATIO OF                         APPLICABLE                        APPLICABLE
                 TOTAL FUNDED INDEBTEDNESS TO                 MARGIN                            MARGIN
                             EBITDA                         BASE RATE                         EURODOLLAR
                                                            BORROWINGS                        BORROWINGS
                 ---------------------------------------------------------------------------------------
                 Less than 1.0 to 1.0                       -0.50%                            1.25%
                 ---------------------------------------------------------------------------------------
                 Less than 1.5 to 1.0 but greater
                 than or equal to 1.0 to 1.0                -0.25%                            1.50%
                 =======================================================================================

RENEWAL PROMISSORY NOTE

The ratio of Total Funded Indebtedness to EBITDA shall be determined from the then-most current of the financial statements and Compliance Certificates delivered to Payee pursuant to SECTION 4.a.iii. of the Loan Agreement. The adjustment, if any, to the Applicable Margin shall be effective commencing on the fifth (5th) Business Day after delivery of such financial statements and Compliance Certificates. If Maker fails at any time to furnish to Bank the financial statements and Compliance Certificates as required to be delivered pursuant to SECTION 4.a.iii. of the Loan Agreement, then the maximum Applicable Margin shall apply until such time as such financial statements and Compliance Certificates are so delivered.

         "BASE RATE" means, for any day, the rate per annum equal to the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate shall be effective on the effective date of such change in the Prime Rate.

         "BASE RATE BORROWING" means any principal amount under this Note with respect to which the interest rate is calculated by reference to the Base Rate plus the Applicable Margin.

         "BORROWING" means either a Base Rate Borrowing or a Eurodollar
Borrowing.

         "BUSINESS DAY" means (a) for all purposes, any day other than a Saturday, Sunday, or day on which national banks are authorized to be closed under the laws of the State of Texas, and (b) for purposes of any Eurodollar Borrowing, a day that satisfies the requirements of CLAUSE (a) and is a day when commercial banks are open for domestic or international business in London.

         "CONTINUE," "CONTINUATION," and "CONTINUED" refer to the continuation pursuant to SECTION 3(b) of a Eurodollar Borrowing from one Interest Period to the next Interest Period.

         "CONVERSION DATE" has the meaning set forth in SECTION 3(b)(iv).

         "CONVERT," "CONVERSION," and "CONVERTED" refer to a conversion pursuant to SECTION 3(b) of one Type of Borrowing into another Type of Borrowing.

         "EURODOLLAR BORROWING" means any principal amount under this Note with respect to which the interest rate is calculated by reference to the Adjusted Eurodollar Rate plus the Applicable Margin.

         "EURODOLLAR RATE" means, for any Eurodollar Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first
(1st) day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, then the term "EURODOLLAR RATE" means, for any Eurodollar Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary,


RENEWAL PROMISSORY NOTE               2
to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first (1st) day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, then the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

         "INTEREST PERIOD" means, with respect to a Eurodollar Borrowing, a period commencing:

         (a)     on the advance date thereof; or

         (b) on the Conversion Date pertaining to such Eurodollar Borrowing, if such Eurodollar Borrowing is made pursuant to a Conversion as described in SECTION 3(b)(iv); or

         (c) on the last day of the preceding Interest Period in the case of a rollover to a successive Interest Period;

and ending 1, 3, or 6 months thereafter, as Maker shall elect in accordance with SECTION 3(b); provided that:

         (i) any Interest Period that would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month in which case such Interest Period shall end on the next preceding Business Day;

         (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month or at the end of such Interest Period) shall, subject to CLAUSE (i) above, end on the last Business Day of a calendar month; and

         (iii) if the Interest Period for any Eurodollar Borrowing would otherwise end after the final maturity date of this Note, then such Interest Period shall end on the final maturity date of this Note.

         "LOAN AGREEMENT" means that certain Loan Agreement dated of even date herewith, executed by Maker and Payee, as modified, amended, renewed, extended, or restated from time to time.

         "MAXIMUM RATE" means the highest non-usurious rate of interest (if any) permitted from day to day by applicable law. Payee hereby notifies and discloses to Maker that, for purposes of Tex. Rev. Civ. Stat. Ann. art. 5069-1D.001 (codified in the Texas Finance Code Section 303.001), as it may from time to time be amended, the "applicable ceiling" shall be the "weekly ceiling" from time to time in effect as limited by article 5069-1D.009 (codified in the Texas Finance Code Section 303.305); provided, however, that to the extent permitted by applicable law, Payee


RENEWAL PROMISSORY NOTE                3
reserves the right to change the "applicable ceiling" from time to time by further notice and disclosure to Maker.

         "PRIME RATE" means the per annum rate of interest established from time to time by Payee as its prime rate, which rate may not be the lowest rate of interest charged by Payee to its customers.

         "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "RESERVE REQUIREMENT" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (b) any category of extensions of credit or other assets which include Eurodollar Borrowings. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

         "TYPE" means any type of Borrowing (i.e., a Base Rate Borrowing or Eurodollar Borrowing).

         2. PAYMENT OF PRINCIPAL. The unpaid principal balance of this Note shall be due and payable in one (1) installment, on June 15, 2000, in the amount of the unpaid principal balance of this Note as of such date.

         3.   INTEREST.

         (a) RATE OF INTEREST. Subject to SECTION 3(d) below, the unpaid principal of each Base Rate Borrowing shall bear interest from the date of advance until paid at a rate per annum which shall from day to day be equal to the lesser of (a) the sum of (i) the Base Rate in effect from day to day, and
(ii) the Applicable Margin, or (b) the Maximum Rate. Subject to SECTION 3(d) below, the unpaid principal of each Eurodollar Borrowing shall bear interest from the date of advance until paid at a rate per annum which shall be equal to the lesser of (a) the sum of (i) the Adjusted Eurodollar Rate for the applicable Interest Period, and (ii) the Applicable Margin, or (b) the Maximum Rate.

         (b)  SELECTION OF INTEREST OPTION.

              (i) Subject to the provisions of this Note, Maker shall have the option to designate that all or any portion of the unpaid principal balance of this Note shall bear


RENEWAL PROMISSORY NOTE                4
         interest at (A) the Base Rate plus the Applicable Margin, or (B) the Adjusted Eurodollar Rate plus the Applicable Margin:

              (ii) Upon making a Notice of Borrowing under the Loan Agreement, Maker shall advise Payee as to whether an advance under the Loan Agreement shall be (A) a Eurodollar Borrowing, in which case Maker shall specify the applicable Interest Period therefor, or (B) a Base Rate Borrowing. Maker shall give Payee a Notice of Borrowing on or before 10:00 a.m. (Dallas, Texas time) on the day of each Base Rate Borrowing and on or before 10:00 a.m. (Dallas, Texas time) at least two
         (2) Business Days prior to each Eurodollar Borrowing.

              (iii) Prior to 10:00 a.m. (Dallas, Texas time) at least two (2) Business Days prior to the termination of each Interest Period with respect to a Eurodollar Borrowing, Maker shall give Payee a Notice of Borrowing specifying the interest option which shall be applicable to such Borrowing upon the expiration of such Interest Period. Such Notice of Borrowing shall either be in writing, by telecopy (immediately followed by written notice), or by telephone (immediately followed by written notice). If Maker shall specify that such Borrowing shall be a Eurodollar Borrowing, then such Notice of Borrowing shall also specify the length of the succeeding Interest Period selected by Maker with respect to such Borrowing. If the required Notice of Borrowing shall not have been timely received by Payee prior to the expiration of the then-relevant Interest Period, then Maker shall be deemed to have elected to have such Borrowing be a Base Rate Borrowing.

              (iv) With respect to any Base Rate Borrowing, Maker shall have the right, on any Business Day, as the case may be ("CONVERSION DATE"), to convert such Base Rate Borrowing to a Eurodollar Borrowing, by giving Payee a Notice of Borrowing of such selection at least two (2) Business Days prior to such Conversion Date.

              (v)   Notwithstanding anything to the contrary contained herein,
         (A) no more than three (3) Interest Periods shall be in effect at any one time with respect to Eurodollar Borrowings, (B) Maker shall have no right to request a Eurodollar Borrowing if the Interest Rate applicable thereto would exceed the Maximum Rate in effect on the first day of the Interest Period applicable to such Borrowing, and (C) each Eurodollar Borrowing shall be in an amount of $500,000.00 or a greater integral multiple of $100,000.00.

              (vi) Each Notice of Borrowing shall be irrevocable and binding on Maker and, in respect of any Eurodollar Borrowing specified in such Notice of Borrowing, Maker shall indemnify Payee against any loss, cost or expense incurred or suffered by Payee as a result of (A) any failure to fulfill, on or before the date specified for such Borrowing, any condition to such Borrowing set forth in the Loan Agreement, or (B) Maker's requesting that an Borrowing not be made on the date specified for such Borrowing in the Notice of Borrowing. A certificate of Payee establishing the amount


RENEWAL PROMISSORY NOTE                5
         due from Maker according to the preceding sentence, together with a description in reasonable detail of the manner in which such amount has been calculated, shall be conclusive in the absence of manifest error.

         (c) INTEREST PAYMENT DATES. Interest on the unpaid principal amount of a Base Rate Borrowing, computed as aforesaid, shall be due and payable quarterly as it accrues, commencing on June 30, 1998, and thereafter on last day of each December, March, June, and September thereafter, and at maturity; provided, however, that interest with respect to any Base Rate Borrowing shall also be due and payable on the Conversion Date of any such Borrowing to a Eurodollar Borrowing. Interest on the unpaid principal amount of a Eurodollar Borrowing, computed as aforesaid, shall be due and payable on the last day of the related Interest Period; provided, however, if any Interest Period is greater than three
(3) months, then accrued interest shall also be due and payable on the date ending each three (3) month period after the commencement of such Interest Period.

         (d) INTEREST ON PAST-DUE AMOUNTS. All past-due principal of, and, to the extent permitted by applicable law, interest on, this Note shall bear interest until paid at the lesser of (i) the Maximum Rate or (ii) the Base Rate plus four percent (4%).

         4.   INCREASED COST AND REDUCED RETURN.

         (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by Payee (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

              (i) shall subject Payee (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Borrowing, this Note, or its obligation to make Eurodollar Borrowings, or change the basis of taxation of any amounts payable to Payee (or its Applicable Lending Office) under the Loan Agreement or this Note in respect of any Eurodollar Borrowings (other than taxes imposed on Payee's income and franchise taxes imposed on Payee by the jurisdiction under the laws of which Payee (or its Applicable Lending Office) is organized or any political subdivision thereof);

              (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, Payee (or its Applicable Lending Office), including the commitment of Payee under the Loan Agreement and this Note; or


RENEWAL PROMISSORY NOTE

                          (iii) shall impose on Payee (or its Applicable
                 Lending Office) or the London interbank market any other condition affecting the Loan Agreement or this Note or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to Payee (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Eurodollar Borrowings or to reduce any sum received or receivable by Payee (or its Applicable Lending Office) under the Loan Agreement or this Note with respect to any Eurodollar Loans, then Maker shall pay to Payee, within fifteen (15) days following demand, such amount or amounts as will compensate Payee for such increased cost or reduction. If Payee requests compensation by Maker under this SECTION 4, Maker may, by notice to Payee, suspend the obligation of Payee to make or Continue Eurodollar Borrowings or to Convert all Eurodollar Borrowings to Base Rate Borrowings until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of SECTION 7 shall be applicable); provided that such suspension shall not affect the right of Payee to receive the compensation so requested.

         (b) If, after the date hereof, Payee shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of Payee or any corporation controlling Payee as a consequence of Payee's obligations hereunder to a level below that which Payee or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Maker shall pay to Payee such additional amount or amounts as will compensate Payee for such reduction.

         (c) Payee shall promptly notify Maker of any event of which it has knowledge, occurring after the date hereof, which will entitle Payee to compensation pursuant to this SECTION 4 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of Payee, be otherwise disadvantageous to it. Payee shall furnish to Maker a statement setting forth in reasonable detail an accounting of the additional amount or amounts to be paid to it hereunder and the calculations used to determine in good faith such amount or amounts, which statement shall be conclusive in the absence of manifest error. In determining such amount, Payee may use any reasonable averaging and attribution methods.

         (d) Without prejudice to the survival of any other agreement of Maker hereunder, the agreements and obligations of Maker contained in this
SECTION 4 shall survive the termination of the commitments under the Loan Agreement and the payment in full of this Note for a period of time equal to two (2) years following the later to occur of such termination or payment.


RENEWAL PROMISSORY NOTE                7

         5. LIMITATION ON TYPES OF BORROWINGS. If, on or prior to the first day of any Interest Period for any Eurodollar Borrowing, Payee determines (which determination shall be conclusive) that for the Loans made to Borrower hereunder and for other similar loans made by Lender to similar borrowers:

         (a) by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

         (b) the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to Payee of funding Eurodollar Borrowings for such Interest Period;

then Payee shall give Maker prompt notice thereof specifying the relevant amounts or periods, and so long as such condition remains in effect, Payee shall be under no obligation to make additional Eurodollar Borrowings, Continue any Eurodollar Borrowings, or to Convert Base Rate Borrowings into Eurodollar Borrowings and Maker shall, on the last day(s) of the then-current Interest Period(s) for all outstanding Eurodollar Borrowings, either prepay such Eurodollar Borrowings or Convert such Eurodollar Borrowings into Base Rate Borrowings in accordance with the terms of this Note.

         6. ILLEGALITY. Notwithstanding any other provision of the Loan Agreement or this Note, in the event that it becomes unlawful for Payee or its Applicable Lending Office to make, maintain, or fund Eurodollar Borrowings hereunder, then Payee shall promptly notify Maker and Payee's obligation to make or Continue Eurodollar Borrowings and to Convert Base Rate Borrowings into Eurodollar Borrowings shall be suspended until such time as Payee may again make, maintain, and fund Eurodollar Borrowings (in which case the provisions of SECTION 7 shall be applicable).

         7. TREATMENT OF AFFECTED BORROWINGS. If the obligation of Payee to make Eurodollar Borrowings, Continue Eurodollar Borrowings, or Convert Base Rate Borrowings to Eurodollar Borrowings shall be suspended pursuant to SECTIONS 4, 5, or 6 hereof, then all Eurodollar Borrowings shall be automatically Converted into Base Rate Borrowings on the last day(s) of the then-current Interest Period(s) for Eurodollar Borrowings (or, in the case of a Conversion required by SECTION 6 hereof, on such earlier date as Payee may specify to Maker) and, unless and until Payee gives notice as provided below that the circumstances specified in SECTION 4, 5, or 6 hereof that gave rise to such Conversion no longer exist:

         (a) to the extent that Eurodollar Borrowings have been so Converted, all payments and prepayments of principal that would otherwise be applied to Eurodollar Borrowings shall be applied instead to Base Rate Borrowings; and

         (b) all Borrowings that would otherwise be made or Continued by Payee as Eurodollar Borrowings shall be made or Continued instead as Base Rate Borrowings, and all Borrowings that would otherwise be Converted into Eurodollar Borrowings shall be Converted instead into (or shall remain as) Base Rate Borrowings.


RENEWAL PROMISSORY NOTE                8

Payee shall give prompt notice to Maker that the circumstances specified in
SECTION 4, 5, or 6 hereof that gave rise to the Conversion of Eurodollar Borrowings pursuant to this SECTION 7 no longer exist.

         8. COMPENSATION. Upon the request of Payee, Maker shall pay to Payee such amount or amounts as shall be sufficient (in the reasonable opinion of Payee) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of;

         (a) any payment, prepayment, or Conversion of a Eurodollar Borrowing for any reason (including, without limitation, the acceleration of the Borrowings pursuant to SECTION 7 of the Loan Agreement) on a date other than the last day of the Interest Period for such Borrowing; or

         (b) any failure by Maker for any reason (including, without limitation, the failure of any condition precedent specified in SECTION 2.G. of the Loan Agreement to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Borrowing on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant Notice of Borrowing, prepayment, Continuation, or Conversion under the Loan Agreement and this Note.

Without prejudice to the survival of any other agreement of Maker hereunder, the agreements and obligations of Maker contained in this SECTION 8 shall survive the termination of the commitments under the Loan Agreement and the payment in full of this Note for a period of time equal to two (2) years following the later to occur of such termination or payment.

         9.      TAXES.

         (a) Any and all payments by Maker to or for the account of Payee hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on Payee's income and franchise taxes imposed on Payee by the jurisdiction under the laws of which Payee (or its Applicable Lending Office) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "TAXES"). If Maker shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to Payee, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION
9) Payee receives an amount equal to the sum it would have received had no such deductions been made, (ii) Maker shall make such deductions, (iii) Maker shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) Maker shall furnish to Payee, at its address referred to in SECTION 8 of the Loan Agreement, the original or a certified copy of a receipt evidencing payment thereof.

RENEWAL PROMISSORY NOTE                9

         (b) In addition, Maker agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Note or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Note or any other Loan Document (hereinafter referred to as "OTHER TAXES").

         (c) Maker agrees to indemnify Payee for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this SECTION
9) paid by Payee and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

         (d) If Maker is required to pay additional amounts to or for the account of Payee pursuant to this SECTION 9, then Payee will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of Payee, is not otherwise disadvantageous to Payee.

         (e) Within thirty (30) days after the date of any payment of Taxes, Maker shall furnish to Payee the original or a certified copy of a receipt evidencing such payment.

         (f) Without prejudice to the survival of any other agreement of Maker hereunder, the agreements and obligations of Maker contained in this SECTION 9 shall survive the termination of the commitments and the payment in full of this Note for a period of time equal to two (2) years following the later to occur of such termination or payment.

         10. PAYMENT DATES; MANNER OF PAYMENT; APPLICATION OF PAYMENTS. Should the principal of, or any installment of the principal of or interest on, this Note become due and payable on any day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and interest shall be payable with respect to such extension. All payments of principal of, and interest on, this Note shall be made by Maker to Payee at its principal banking office in Dallas, Texas in federal or other immediately available funds. Payments made to Payee by Maker hereunder shall be applied first to accrued interest and then to principal. Payments received by Payee after 2:00 p.m. on any Business Day shall be deemed to have been received on the following Business Day.

         11. PREPAYMENT. Subject to the provisions set forth in SECTION 8 above, Maker may prepay this Note, in whole or in part, at any time and from time to time without premium or penalty. Any prepayment made hereunder shall be made together with interest accrued (through the date of such prepayment) on the principal amount prepaid.

         12. RIGHTS UNDER LOAN AGREEMENT. This Note has been executed and delivered pursuant to, and is subject to certain terms and conditions set forth in, the Loan Agreement between Maker and Payee, executed as of the date hereof, and is the "Note" referred to therein. The holder of this Note shall be entitled to the benefits provided in the Loan Agreement.

RENEWAL PROMISSORY NOTE                10

Reference is made to the Loan Agreement for a statement of (a) the obligation of Payee to advance funds hereunder, (b) the events upon which the maturity of this Note may be accelerated, and (c) Maker's right to cure certain events of default, if any, as more fully set forth therein.

       13. WAIVERS. Except as expressly provided in the Loan Agreement, Maker and each surety, endorser, guarantor, and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive presentment, protest, notice of protest and non-payment, or other notice of default, notice of acceleration and intention to accelerate, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

       14. NO WAIVER. No waiver by Maker or Payee of any of its respective rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise shall be considered a waiver of any other subsequent right or remedy of Maker or Payee, as appropriate; no delay or omission in the exercise or enforcement by Maker or Payee of any rights or remedies shall ever be construed as a waiver of any right or remedy of Maker or Payee; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Maker or Payee.

       15. LIMITATION OF INTEREST. Regardless of any provision contained in this Note, the Loan Agreement, or any other Loan Document, Payee shall never be deemed to have contracted for or be entitled to receive, collect, or apply as interest on this Note (whether termed interest herein or deemed to be interest by judicial determination or operation of law), any amount in excess of the Maximum Rate, and, in the event that Payee ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest Maximum Rate, Maker, and Payee shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout such term; provided, that if this Note is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, if any, then Payee or any holder hereof shall refund to Maker the amount of such excess, or credit the amount of such excess against the aggregate unpaid principal balance of all advances made by the Payee or any holder hereof under this Note at the time in question.



RENEWAL PROMISSORY NOTE

       16. GOVERNING LAW. This Note is being executed and delivered, and is intended to be performed in the State of Texas. Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Note.

       17. RENEWAL. This Note is in renewal, extension, and replacement, but not extinguishment, of that certain Promissory Note dated June 26, 1997, executed by Maker and payable to the order of Payee in the original principal amount of $10,000,000.00.

       18. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED AGREEMENTS OR INSTRUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF J.A.M.S./ENDISPUTE, INC. OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

       (A) SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF PAYEE'S DOMICILE AT THE TIME OF THE ARBITRATION AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

       (B) RESERVATION OF RIGHTS. NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO
(I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS AGREEMENT; OR (II) BE A WAIVER BY PAYEE OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SECTION 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF PAYEE (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SET-OFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO)



RENEWAL PROMISSORY NOTE                12

INJUNCTIVE RELIEF OR THE APPOINTMENT OF A RECEIVER. PAYEE MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT. AT PAYEE'S OPTION, FORECLOSURE UNDER A DEED OF TRUST OR MORTGAGE MAY BE ACCOMPLISHED BY ANY OF THE FOLLOWING:
THE EXERCISE OF A POWER OF SALE UNDER THE DEED OF TRUST OR MORTGAGE, OR BY JUDICIAL SALE UNDER THE DEED OF TRUST OR MORTGAGE, OR BY JUDICIAL FORECLOSURE. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

       19. FINAL AGREEMENT. THE PROVISIONS OF THIS NOTE AND THE LOAN DOCUMENTS MAY BE AMENDED OR REVISED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY THE MAKER AND PAYEE. THIS NOTE AND ALL THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT OF MAKER AND PAYEE AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF MAKER AND PAYEE. THERE ARE NO ORAL AGREEMENTS BETWEEN MAKER AND PAYEE.

       [Remainder of Page Intentionally Left Blank; Signature Page to Follow]



RENEWAL PROMISSORY NOTE                 13

     EXECUTED AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.

                                   MAKER:

                                   INET, INC., a Texas corporation

                                   By:         /s/ WILLIAM MINA
                                       -----------------------------------
                                       Name:  William Mina
                                              ----------------------------
                                       Title: Senior Vice President
                                              ----------------------------





RENEWAL PROMISSORY NOTE                14